Exhibit 23.9

                   CONSENT OF BRUCE YEOMANS

I consent to the use in this fourth amended registration statement on Form SB-2/A-4 of my name and my services as an expert and consultant to Tintic Gold Mining Company, a Nevada corporation

              Dated this 23rd day of March, 2005.




/s/Bruce Yeomans
Bruce Yeomans